SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

MOOG INC.
 (Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

 Item 5. Other Events and Regulation FD Disclosure.

On May 1, 2003, Moog Inc. (the "Company") redeemed and retired all of its outstanding 10% Senior Subordinated Notes (the "Notes"). The Notes, having a principal amount of $120 million, were repurchased pursuant to an early redemption right at par. Interest was paid on the Notes through the redemption date. The trustee for the Notes was the U.S. Bank Trust National Association.

The Notes were redeemed using proceeds drawn on the Company's Amended and Restated Loan Agreement (the "Credit Facility"). The Credit Facility, which was amended on March 3, 2003, provides for a $315 million revolving credit facility and a $75 million term loan, which replaced the previous $265 million revolving credit facility and a term loan facility with a remaining balance of $41.25 million. The Credit Facility expires on March 31, 2008 and interest is based on LIBOR plus a spread that was 175 basis points as of March 3, 2003. After retirement of the Notes, there is approximately $100 million of unused borrowing capacity on the Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.
Dated: May 9, 2003	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback Controller